
                                  NSAR ITEM 77O
                     VK Pennsylvania Quality Municipal Trust
                               10f-3 Transactions

  UNDERWRITING #             UNDERWRITING              PURCHASED FROM    AMOUNT OF SHARES   % OF UNDERWRITING      DATE OF PURCHASE
                                                                            PURCHASED


         1          Virgin Island Public Financing      PaineWebber          1,500,000           0.502%               11/10/99



Underwriting Participants:

Underwriters for #1
Morgan Stanley & Co. Incorporated
Roosevelt & Cross